EXHIBIT 99.2

Dermata Therapeutics Announces Closing of $3.5 Million Private Placement

Priced At-The-Market Under Nasdaq Rules

Dermata raises approximately $7.8 million in gross proceeds since May 2024 – expected to fund its operations into the second quarter of 2025

SAN DIEGO, CA / ACCESSWIRE / September 17, 2024 / Dermata Therapeutics, Inc. (Nasdaq: DRMA)(Nasdaq: DRMAW) (“Dermata,” or the “Company”), a late-stage biotechnology company focused on the treatment of medical and aesthetic skin diseases and conditions, today announced the closing of its previously announced private placement for the issuance and sale of an aggregate of 1,912,569 shares of common stock (or pre-funded warrant in lieu thereof) and accompanying series A warrants to purchase up to 1,912,569 shares of common stock and short-term series B warrants to purchase up to 1,912,569 shares of common stock at a purchase price of $1.83 per share of common stock (or per pre-funded warrant in lieu thereof) and accompanying series warrants priced at-the-market under the rules of the Nasdaq Stock Market. The gross proceeds from the offering were approximately $3.5 million, prior to deducting placement agent’s fees and other offering expenses payable by the Company. The series A warrants and series B warrants have an exercise price of $1.58 per share and are exercisable immediately upon issuance. The series A warrants expire five and one-half years from the issuance date and the series B warrants expire eighteen months from the issuance date.

H.C. Wainwright & Co. acted as the exclusive placement agent for the offering.

Including the gross proceeds from this offering, the Company has raised approximately $7.8 million in gross proceeds since May 2024. The net proceeds from this offering, together with the Company’s cash on hand are expected to fund its operations into the second quarter of 2025. The Company intends to use the net proceeds from the offering for general corporate purposes which includes, without limitation, ongoing research and pre-clinical studies, clinical trials, the development of new biological and pharmaceutical technologies, investing in or acquiring companies that are synergistic with or complementary to the Company’s technologies, licensing activities related to the Company’s current and future product candidates, and to the development of emerging technologies, investing in or acquiring companies that are developing emerging technologies, licensing activities, or the acquisition of other businesses and working capital.

The securities described above were offered in a private placement under Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”), and/or Regulation D promulgated thereunder and, along with the shares of common stock underlying the warrants, have not been registered under the Securities Act, or applicable state securities laws. Accordingly, the warrants and underlying shares of common stock may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state securities laws. Pursuant to a registration rights agreement with investors, the Company has agreed to file a resale registration statement covering the securities described above.

This press release shall not constitute an offer to sell or a solicitation of an offer to buy these securities, nor shall there be any sale of these securities in any state or other jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or other jurisdiction.

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About Dermata Therapeutics

Dermata Therapeutics, Inc. is a late-stage biotechnology company focusing on the treatment of medical and aesthetic skin diseases and conditions. The Company's lead product candidate, DMT310, is the Company's first product candidate being developed from its Spongilla technology platform and is currently being evaluated in a Phase 3 program. DMT310 is a once-weekly topical product candidate derived from a naturally sourced freshwater sponge with multiple unique mechanisms of action. DMT310 has been studied for the treatment of acne, rosacea, and psoriasis. The Company's second product candidate, DMT410, uses its Spongilla technology as a new method for topical intradermal delivery of botulinum toxin for the treatment of hyperhidrosis and multiple aesthetic skin conditions. Dermata is headquartered in San Diego, California. For more information, please visit http://www.dermatarx.com/.

Forward-looking Statements

Statements in this press release that are not strictly historical in nature are forward-looking statements. These statements are based on the Company's current beliefs and expectations and new risks may emerge from time to time. Forward-looking statements are subject to known and unknown risks, uncertainties, assumptions, and other factors including, but are not limited to, statements related to: statements related to: the intended use of proceeds from the offering;  the Company's expectations with regard to the proceeds  from the offering and the amount of time it will fund operations; the potential development and commercialization of product candidates; the ability of the Company's product candidates to achieve applicable endpoints in clinical trials; whether the results of the Company's product candidates will lead to future product development; and whether the Company will have the ability to obtain adequate funding for future development of its product candidates. These statements are only predictions based on current information and expectations and involve a number of risks and uncertainties, including but not limited to, market and other conditions. Actual events or results may differ materially from those projected in any of such statements due to various factors, including the risks and uncertainties inherent in drug development, approval, and commercialization, and the fact that past results of clinical trials may not be indicative of future trial results. For a discussion of these and other factors, please refer to Dermata's filings with the Securities and Exchange Commission. You are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. This caution is made under the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All forward-looking statements are qualified in their entirety by this cautionary statement and Dermata undertakes no obligation to revise or update this press release to reflect events or circumstances after the date hereof, except as required by law.

Investors:

Sean Proehl

Associate General Counsel

info@dermatarx.com

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